UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2020

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARNC	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	ARNC PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 7, 2020, Arconic Inc. (the “Company”) issued a press release announcing the closing of an offering of second-lien notes by Arconic Rolled Products Corporation (“Arconic Corporation”), which is currently a wholly owned subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. The furnishing of this information in Item 7.01 of Form 8-K will not be deemed an admission that such information is material information that is not otherwise publicly available.

Item 8.01	Other Events

On February 7, 2020, Arconic Corporation completed an offering of $600 million aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “notes”). The notes were issued pursuant to an Indenture, dated February 7, 2020 (the “Indenture”), among Arconic Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee (the “Trustee”), U.S. Bank National Association, as collateral agent, and U.S. Bank National Association, as registrar, paying agent and authenticating agent.

Concurrently with the closing of the notes, Arconic Corporation deposited (i) the net proceeds from the offering of notes and (ii) an additional amount of cash sufficient to fund the redemption of the notes at the maximum possible Special Mandatory Redemption Price (as defined below) and to pay all regularly scheduled interest on the notes to, but excluding, the latest possible redemption date for the Special Mandatory Redemption (as defined below). The net proceeds from the sale of the notes will be used by Arconic Corporation, together with borrowings under the Senior Credit Facilities (as defined in the Indenture), (i) to distribute cash to the Company in connection with the transfer of the Company’s rolled aluminum products, aluminum extrusions, and architectural products operations from the Company to Arconic Corporation (the “separation”) and the distribution of 100% of Arconic Corporation’s issued and outstanding shares of common stock to the Company’s stockholders (the “distribution”), and (ii) for general corporate purposes. The proceeds from the notes offering will be held in escrow until satisfaction of certain conditions precedent set forth in an escrow agreement among Arconic Corporation, the Trustee and SunTrust Bank, as escrow agent (the “Escrow Agreement”). If (1) the separation and distribution have not been completed on or before August 1, 2020 (the “Outside Date”) or the other conditions for the release of escrow have not been satisfied by such date or (2) prior to the Outside Date, Arconic Corporation has delivered to the Trustee and SunTrust Bank (the “Escrow Agent”) an officer’s certificate stating that the separation and distribution have been abandoned or that the conditions for the release of escrow will not be satisfied, then Arconic Corporation will redeem (the “Special Mandatory Redemption”) the notes at a redemption price (the “Special Mandatory Redemption Price”) equal to (a) 100% of the principal amount of the notes if on or prior to June 6, 2020 or (b) 101% of the principal amount of the notes if after June 6, 2020, in each case, plus the accrued and unpaid interest to, but excluding, the redemption date.

Notes Guarantees

Prior to the escrow release date, the notes will not be guaranteed. From and after the escrow release date, the notes will be guaranteed on a senior secured second-priority basis by each of our wholly owned domestic subsidiaries that are guarantors under the Senior Credit Facilities (the “guarantors”) and the notes and the related guarantees will be secured on a second-priority basis by liens on the assets of Arconic Corporation and the guarantors that secure the obligations under the Senior Credit Facilities on a first-priority basis, subject to the Intercreditor Agreement (as defined below). Each of the guarantors will be released from their note guarantees upon the occurrence of certain events, including the release of such guarantor from its obligations as guarantor under the Senior Credit Facilities.

Maturity and Interest Payments

The notes mature on February 15, 2028. Interest on the notes accrues at 6.125% per annum and will be paid semi-annually, in arrears, on February 15 and August 15 of each year, commencing on August 15, 2020.

Intercreditor Agreement

Pursuant to an intercreditor agreement (the “Intercreditor Agreement”) between the administrative agent for the Senior Credit Facilities as the first-priority collateral agent, the notes collateral agent as the second-priority collateral agent, Arconic Corporation and the guarantors, the liens securing the notes will be expressly made junior in priority to all liens that secure the Senior Credit Facilities and all future first-priority lien debt of Arconic Corporation and the guarantors. Consequently, the second-priority liens securing the notes may not be enforced at any time when any obligations with respect to first-priority lien indebtedness are outstanding, subject to certain limited exceptions. In certain circumstances, a release of the liens securing the first-priority indebtedness will automatically trigger a release of the second-priority liens securing the notes on the same collateral. The holders of first-priority lien debt will receive all proceeds from any realization on the collateral until all obligations secured by the first-priority liens are paid and discharged.

Redemption

On and after February 15, 2023, Arconic Corporation may redeem all or a portion of the notes at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth under the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time prior to such date, Arconic Corporation may redeem all or a portion of the notes at the “make-whole” redemption prices set forth under the Indenture. Additionally, at any time prior to February 15, 2023, Arconic Corporation may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes at a redemption price equal to 106.125% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of certain equity offerings.

Certain Covenants

The Indenture limits Arconic Corporation’s and its restricted subsidiaries’ ability to, among other things, make investments, loans, advances, guarantees and acquisitions; incur or guarantee additional debt and issue certain disqualified equity interests and preferred stock; make certain restricted payments, including a limit on dividends on equity securities or payments to redeem, repurchase or retire equity securities or other indebtedness; dispose of assets; create liens on assets to secure debt; engage in transactions with affiliates; enter into certain restrictive agreements; and consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of limitations and exceptions.

Additionally, upon certain events constituting a change of control under the Indenture, Arconic Corporation will be required to make an offer to repurchase the notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Further, if Arconic Corporation or its restricted subsidiaries sell assets, under certain circumstances and subject to certain conditions, Arconic Corporation will be required to use any excess net proceeds of such sale above $100 million to offer to purchase outstanding notes at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the agreements governing such first priority obligations or other second priority obligations.

The Indenture also provides for customary events of default, which, if any of them occurs, may cause the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to become, or to be declared, due and payable. Events of default (subject in certain cases to customary grace and cure periods), include, among others, default in payment of principal or premium on the notes, default for 30 days or more in the payment of interest on the notes, failure to perform or comply with certain obligations, covenants or agreements contained in the Indenture or the notes, default under certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to comply with, or any breach of, any material provision of the Escrow Agreement, failure to pay or cause to be paid the Special Mandatory Redemption on the date that is five business days after notice of the Special Mandatory Redemption is delivered by Arconic Corporation, certain events of bankruptcy or insolvency and failure of certain security interests to be valid, subject to certain limitations and exceptions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Arconic Inc., dated February 7, 2020.

99.2	Indenture, dated February 7, 2020, among Arconic Rolled Products Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee, U.S. Bank National Association, as collateral agent, and U.S. Bank National Association, as registrar, paying agent and authenticating agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: February 7, 2020	By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer